UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 5, 2007

KINGS ROAD ENTERTAINMENT, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-14234	95-3587522
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification
number)

468 N. Camden Drive Beverly Hills, California (Address of principal executive offices)	90210 (Zip code)

Registrant’s telephone number, including area code: 310-278-9975

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Purchase of Kings Road Entertainment Europe GmbH

On December 5, 2007, pursuant to the unanimous written consent of the Board of Directors, the Registrant purchased Kings Road Entertainment Europe GmbH (the “Subsidiary”), a limited liability company, from ISBC GmbH for the sum of $7,180.50. The purpose of the Subsidiary is to identify suitable film projects for development and production, as well as to procure financing and subsidies for film projects. Philip Holmes and Monika Nosic were appointed to be the managing directors of the Subsidiary.

A copy of the Purchase Contract entered into by and between the Registrant and ISBC GmbH is attached hereto as Exhibit 10.1.

Loan Agreement with Kings Road Entertainment Europe GmbH

In concurrence with the purchase of the Subsidiary, the Registrant is entering into a Loan Contract pursuant to which the Registrant will agree to finance the Subsidiary with interest bearing, subordinated loans until the Subsidiary is in a position to finance itself from ongoing operations.

A copy of the Loan Contract to be entered into by and between the Registrant and the Subsidiary is attached hereto as Exhibit 10.2.

Item 8.01	Other Events

Interested Person Transaction

On December 5, 2007, the Registrant engaged in an Interested Person Transaction when it purchased Kings Road Entertainment Europe GmbH from ISBC GmbH. Philip Holmes, the president and director of the Registrant, is also the managing director of ISBC GmbH.

Though Interested Person Transactions are customarily disclosed in the Registrant’s annual and quarterly filings, the Registrant has chosen to disclose such transaction in this Current Report on Form 8-K since it is currently in the process of preparing its delinquent filings.

Appointment of Philip Holmes as a Managing Director of Kings Road Entertainment Europe GmbH

On December 17, 2007, pursuant to the unanimous written consent of the Board of Directors, Philip Holmes was appointed to be a managing director of the Subsidiary. A standard employment agreement was executed between Mr. Holmes and the Subsidiary, under which Mr. Holmes will receive a monthly gross salary of EUROS 1,000.00 ($1,436.10).

A copy of the Employment Agreement entered into by and between the Subsidiary and Philip Holmes is attached hereto as Exhibit 99.1.

Appointment of Monika Nosic as a Managing Director of Kings Road Entertainment Europe GmbH

On December 17, 2007, pursuant to the unanimous written consent of the Board of Directors, Monika Nosic was also appointed to be a managing director of the Subsidiary. A standard employment agreement will be executed between Ms. Nosic and the Subsidiary, pursuant to which Ms. Nosic will receive a monthly gross salary of EUROS 1,000.00 ($1,436.10) from April 1st 2007 onwards.

A copy of the Employment Agreement to be entered into by and between the Subsidiary and Monica Nosic is attached hereto as Exhibit 99.2.

Appointment of Sven Ebeling as the Head of Production of Kings Road Entertainment Inc., USA

On December 17, 2007, by unanimous written consent, the Board of Directors offered to Sven Ebeling the position of Head of Production of the Registrant. Mr. Ebeling is a principal of West Coast Pictures, LLC, which is a beneficial shareholder of the Registrant. Mr. Ebeling accepted the offer and began his term immediately. The terms of his employment are still under negotiation.

Exhibit No.	Description

10.1	Purchase Contract entered into by and between the Registrant and ISBC GmbH, dated December 5, 2007.

10.2	Loan Contract to be entered into by and between the Registrant and Kings Road Entertainment Europe GmbH, undated.

99.1	Employment Agreement entered into by and between the Subsidiary and Philip Holmes, dated December 17, 2007.

99.2	Employment Agreement to be entered into by and between the Subsidiary and Monika Nosic, undated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGS ROAD ENTERTAINMENT, INC.

Date: December 20th, 2007	By:	/s/ Philip Holmes
Philip Holmes, President